Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Dow 30sm Premium & Dividend Income Fund, Inc.
333-122419, 811-21708

A special meeting of shareholders was held in at the offices of IQ Investment Advisors LLC, New York, New York, on September 8,
2010, and was subsequently adjourned to September 30, 2010; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of a new Investment Management Agreement and the approval of a new Investment Subadvisory Agreement.

Voting results are as follows:

<c>To approve a new investment management agreement between
the Fund and Nuveen Asset Management.
   For
      5,249,254
   Against
         199,183
   Abstain
         171,445
   Uninstructed
         472,694
      Total
      6,092,576


To approve a new investment subadvisory agreement between Nuveen Asset Management and the Funds current subadviser.

   For
      5,236,382
   Against
         201,728
   Abstain
         181,772
   Uninstructed
         472,694
      Total
      6,092,576


Approval of the Board Members
was reached as follows:



John Amboian

   For
    10,766,546
   Withhold
         440,167
      Total
    11,206,713


Robert P. Bremner

   For
    10,751,875
   Withhold
         454,838
      Total
    11,206,713


Jack B. Evans

   For
    10,772,992
   Withhold
         433,721
      Total
    11,206,713


William C. Hunter

   For
    10,768,038
   Withhold
         438,675
      Total
    11,206,713


David J. Kundert

   For
    10,764,989
   Withhold
         441,724
      Total
    11,206,713


William J. Schneider

   For
    10,779,744
   Withhold
         426,969
      Total
    11,206,713


Judith M. Stockdale

   For
    10,760,151
   Withhold
         446,562
      Total
    11,206,713


Carole E. Stone

   For
    10,769,508
   Withhold
         437,205
      Total
    11,206,713


Terence J. Toth

   For
    10,766,519
   Withhold
         440,194
      Total
    11,206,713


Proxy materials are herein incorporated by reference to the SEC filing on August 5, 2010, under Conformed Submission Type DEF 14A, accession number 0001193125-10-179164.